Exhibit 99.1

FOR IMMEDIATE RELEASE

Golf Galaxy Announces Early Termination of Hart-Scott-Rodino
Act Waiting Period for Acquisition by Dick’s Sporting Goods

EDEN PRAIRIE, Minn. (Dec. 22, 2006) — Golf Galaxy, Inc. (Nasdaq: GGXY) announced today that the pending acquisition of Golf Galaxy by Dick’s Sporting Goods, Inc. (NYSE: DKS) has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act.

As announced on Nov. 13, 2006, Golf Galaxy entered into an acquisition agreement with Dick’s Sporting Goods, Inc. Under the terms of the agreement, each outstanding share of Golf Galaxy common stock will be converted into the right to receive $18.82 per share in cash, without interest.

Completion of the acquisition is contingent upon various conditions, which are more fully set forth in the agreement, and includes, among other things, approval of the transaction by Golf Galaxy’s shareholders. The companies expect to complete the acquisition in February of 2007, subject to customary closing conditions.

About Golf Galaxy

Golf Galaxy, Inc., based in Eden Prairie, Minn., is a multi-channel golf specialty retailer. The company currently operates 65 stores in 24 states, ecommerce websites and catalog operations. The company’s Everything for the Game® merchandising strategy offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, a leading brand for golf club components, clubmaking tools and technical information, is a wholly owned subsidiary of Golf Galaxy. For more information, visit www.GolfGalaxy.com and www.GolfWorks.com.

Forward Looking Statements

This news release contains forward-looking statements about Golf Galaxy and readers should not place undue reliance on any forward-looking statements that are current only as of the date made. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those expressed in forward-looking statements. The factors listed below, among others, could cause the company’s actual financial performance to differ materially from that expressed in any forward-looking statement: A decline in the popularity of golf or golf-related products and services; limitations imposed by suppliers on the amount or variety of products; failure by suppliers to develop and introduce new products or if new products result in excessive close-outs of existing inventories; seasonal fluctuation in demand for products; weather conditions; ability to successfully implement growth plan;

competition in the golf and sporting goods industry; a decline in discretionary spending; availability of adequate capital to fund growth; loss of key management; the company’s ability to successfully integrate acquired companies, including The GolfWorks; the failure to obtain shareholder adoption and approval of the acquisition agreement or the failure to satisfy other closing conditions with respect to the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the failure of the proposed acquisition to close for any other reason; and the amount of costs, fees, expenses and other charges relating to the acquisition. Additional information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is included in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on May 3, 2006. The foregoing list should not be construed as exhaustive and Golf Galaxy disclaims any obligation subsequently to revise or update any previously made forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed acquisition, Golf Galaxy has filed a preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”).  Golf Galaxy urges investors and security holders to read the proxy statement and related materials carefully because they contain important information about Golf Galaxy, Dick’s Sporting Goods, Inc. and the proposed acquisition.  Investors and security holders may obtain free copies of the proxy statement as well as other filed documents containing information about Golf Galaxy and Dick’s Sporting Goods, Inc. at www.sec.gov, the SEC’s website.  Free copies of Golf Galaxy’s SEC filings may also be obtained at www.golfgalaxy.com.

Participants in the Solicitation

Golf Galaxy and its directors and executive officers and certain of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Golf Galaxy with respect to the acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Golf Galaxy’s definitive proxy statement when it is filed with the SEC.  Information regarding Golf Galaxy’s directors and executive officers is also set forth in the proxy statement for Golf Galaxy’s 2006 Annual Meeting, which was filed with the SEC on June 26, 2006.

CONTACTS:

Rick Nordvold, CFO	John Mills
Golf Galaxy, Inc.	Integrated Corporate Relations
(952) 941-8848	(310) 954-1105